Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Monetta Trust does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Monetta Trust for the semi-annual period ended June 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Monetta Trust for the stated period.

/s/Robert S. Bacarella Robert S. Bacarella Chief Executive Officer, Monetta Trust	/s/Robert J. Bacarella Robert J. Bacarella Chief Financial Officer, Monetta Trust
Dated: September 7, 2021	Dated: September 7, 2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Monetta Trust for purposes of Section 18 of the Securities Exchange Act of 1934.